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==================================
Individual
==================================
Annuity
Contract

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This is a deferred annuity contract.  It is a legal contract between you, as the owner, and us, IDS Life Insurance Company, a stock company. PLEASE READ YOUR CONTRACT CAREFULLY.

If the annuitant is living on the Settlement Date, we will begin to pay you monthly annuity payments. Any payments made by us are subject to the terms of this contract. The owner and beneficiary are as named in the application unless they are changed as provided for in this contract.

We issue this contract in consideration of your application, and payment of the single purchase payment.

Signed for and issued by IDS Life Insurance Company, Minneapolis, Minnesota, as of the contract date shown below.

THIS ANNUITY CONTRACT CONTAINS A MARKET VALUE ADJUSTMENT FORMULA WHICH MAY RESULT IN BOTH UPWARD AND DOWNWARD ADJUSTMENTS IN CASH SURRENDER BENEFITS. Surrenders are available without market value adjustment on the last day of each contract period.

NOTICE OF YOUR RIGHT TO EXAMINE THIS CONTRACT FOR TEN DAYS. If for any reason you are not satisfied with this contract, return it to us or our agent within ten days after you receive it. We will then cancel this contract and refund all purchase payments which you have made. This contract will then be considered void from the start.

President:
[GRAPHIC OMITTED]
Richard W. Kling

Secretary:
[GRAPHIC OMITTED]
William A. Stoltzmann

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[GRAPHIC OMITTED]

IDS Life Insurance Company
IDS Tower 10
Minneapolis, Minnesota 55440

- Individual Annuity Contract
- Purchase payment is payable in a single sum.
- Annuity payments to begin on the settlement date.
- This contract is nonparticipating. Dividends are not payable.

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ANNUITANT:                                           John Doe
CONTRACT NUMBER:                                     XXX-XXXXXX
CONTRACT DATE:                                       March 18, 1999
CONTRACT SETTLEMENT DATE:                            March 18, 2049

==================================
Guide to Contract Provisions
==================================


Definitions                               Important words and meanings/Page 3

The Annuity Contract                      Entire contract; Modification;
                                          Incontestability; Benefits based on
                                          incorrect data/Page 4

Owner                                     Owner's rights; Change of ownership;
                                          Assignment/Page 5

Beneficiary and Payments to               Who is the beneficiary; Change of
Beneficiary                               beneficiary; Payments to beneficiary/
                                          Page 6

Purchase Payment                          Payment of the purchase payment;
Limit on
                                          elective deferrals/Page 6

Accumulation Value,                       How the accumulation value is
Cash Surrender Value, and                 determined; How the market adjusted
Market Adjusted Value                     value is determined; Surrender of the
                                          contract for the cash surrender
                                          value; TSA prohibited distributions;
                                          Annual statement of value/Pages 7-8

Annuity Payment Plans                     When annuity payments begin;
Different
                                          ways to receive annuity payments;
                                          Direct rollover of
                                          distributions/Pages 9-10

Table of Settlement Rates                 Table showing monthly annuity payment
                                          amounts for the various plans/Page
                                          11

                                          CONTRACT DATA

CONTRACT OWNER:                       John Doe

PURCHASE PAYMENT:                     $100,000.00

INITIAL GUARANTEE RATE:               8.00%

INITIAL GUARANTEE PERIOD:             5 Years

SURRENDER CHARGE:                     There are no surrender charges.

MARKET VALUE ADJUSTMENT:              Applied at any time other than the last
                                      day of a Guarantee Period or for death
                                      benefits.

ACCUMULATION VALUE AT END OF INITIAL GUARANTEE PERIOD:        $146,932.81


ANNUITANT:                                        John Doe
CONTRACT NUMBER:                                  XXX-XXXXXX
CONTRACT DATE:                                    March 18, 1999
CONTRACT SETTLEMENT DATE:                         March 18, 2049


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

==================================
Definitions
==================================

The following words are used often in this contract. When we use these words, this is what we mean:

the annuitant

The person on whose life monthly annuity payments depend.

you, your, owner

The owner of this contract. The owner may be someone other than the annuitant. The owner may be changed as provided in this contract.

we, our, us

IDS Life Insurance Company

contract date

It is the date from which contract anniversaries, contract years, and contract months are determined. Your contract date is shown under contract data, in the contract.

contract anniversary

The same day and month as the contract date each year that the contract remains in force.

initial guarantee period

The period during which the initial guarantee rate will be credited. It is shown under contract data, in the contract.

initial guarantee rate

The rate of interest credited to the purchase payment as described in the accumulation value section. It is shown under contract data, in the contract.

renewal guarantee period

A renewal guarantee period will begin at the end of each guarantee period. It is determined in accordance with the terms of the contract.

renewal guarantee rate

The rate of interest credited to the renewal value as described in the accumulation value section.

renewal date

The first day of a renewal guarantee period. It will always be on a contract anniversary.

current rate

The applicable interest rate contained in a schedule of rates established by us from time to time for various guarantee periods.

accumulation value

The value of the purchase payment plus interest credited, adjusted for any surrenders.

market adjusted value

The accumulation value adjusted by the market adjusted value formula.

market value adjustment

The market adjusted value minus the accumulation value.

renewal value

The accumulation value at the end of the guarantee period.

cash surrender value

The market adjusted value is the cash surrender value. On the last day of a guarantee period, the cash surrender value is the accumulation value.

written request

A request in writing signed by you and delivered to us at our corporate office.

settlement

If the settlement date is not the last day of a guarantee period, settlement is the application of the market adjusted value of a contract to provide annuity payments. On the last day of a guarantee period, settlement is the application of the accumulation value of a contract to provide annuity payments.

settlement date

The date on which annuity payments are to begin under a contract. This date may be changed as provided in the contract.

elective deferrals

Employer contributions to the annuity that are excludable from the taxpayer's current income as provided in the Code.

Code

The Internal Revenue Code of 1986, as amended, and all related laws and regulations which are in effect during the term of this contract.

TSA

A Tax Sheltered Annuity as described in Section 403(b) of the Code.

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==================================
The Annuity Contract
==================================

What is the entire contract?

This contract form is the entire contract between you and us.

No one except one of our corporate officers (President, Vice President, Secretary, or Assistant Secretary) can change or waive any of our rights or requirements under the contract. That person must do so in writing. None of our agents or other persons has the authority to change or waive any of our rights or requirements under the contract.

Can the contract be modified?

We reserve the right to modify the contract to the extent necessary to qualify this contract, if purchased as part of a 401(a) qualified plan or a TSA, to the extent necessary to comply with Section 401, 403 or any other applicable section of the Code, or to comply with the provisions of your 401(a) qualified plan or TSA. We also reserve the right to modify the contract to the extent necessary to qualify the contract, if purchased as part of a deferred compensation plan under
Section 457 of the Code, to the extent necessary to comply with Section 457 or any other applicable section of the Code, or to comply with the provisions of your deferred compensation plan.

When will this contract become incontestable?

This contract is incontestable from its date of issue.

What if benefits are based on incorrect data?

If the amount of benefits is determined by data as to a person's age that is incorrect, benefits will be recalculated on the basis of the correct data. Any underpayments made by us will be made up immediately. Any overpayments made by us will be subtracted from the future payments under this contract and/or as otherwise legally permissible.

What federal and state laws govern this contract?

This contract is intended to qualify as an annuity contract for Federal income tax purposes. To that end, the provisions of this contract are to be interpreted to ensure or maintain such tax qualification, despite any other provisions to the contrary. We reserve the right to amend this contract to reflect any clarifications that may be needed or are appropriate to maintain such qualification or to conform this contract to any applicable changes in the tax qualification requirements. We will send you a copy of any such amendments.

This contract is governed by the law of the state in which it is delivered. The values and benefits of this contract are at least equal to those required by such state.

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==================================
Owner
==================================

What are your rights as owner of this contract?

As long as the annuitant is living and unless otherwise provided in this contract, you may exercise all rights and privileges in this contract or allowed by us.

What are your rights as owner if you are a trust or custodial account?

If you are a tax-qualified trust or tax-qualified custodial account, then your trustees or custodians (or their successors), properly named by your trust or custodial agreement, may exercise all rights and privileges provided in this contract or allowed by us.

Can you change the ownership of this contract?

This contract may not be sold, assigned, transferred, discounted, or pledged as collateral for a loan or as security for the performance of an obligation or for any other purpose to any person other than as may be required or permitted under Sections 401, 403, 457, or other applicable sections of the Code.

However, if you are the trustee of a tax-qualified trust or the custodian of a tax-qualified custodial account, you may transfer ownership of this contract to the annuitant or to a qualified successor trustee or custodian if permitted by the Code.

Or, if you are a trust or custodian or an employer as part of a qualified plan under Section 401 or 403 or a deferred compensation plan under Section 457 of the Code, you may transfer ownership of this contract to the annuitant if permitted by the Code.

Any permitted transfers must be on a form approved by us. The change must be made while the annuitant is living. Once the change is recorded by us, it will take effect subject to any action taken or payment made by us before the recording.

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==================================
Beneficiary and Payments To Beneficiary
==================================

What death benefits are paid if the annuitant or owner dies before settlement?

If the annuitant or owner dies before settlement while this contract is in force, we will pay the beneficiary the accumulation value.

The above amount will be payable in a lump sum upon receipt of due proof of death of the annuitant. The beneficiary may elect to receive payment any time within 5 years after the date of death of the annuitant.

Instead of a lump sum, payment may be made under an annuity payment plan provided amounts are calculated in accordance with the Code, and:

1. the beneficiary elects the plan within 60 days after we receive due proof of death; and
2.  payments begin no later than:
    a. one year after the date of death, in the case of a non-spouse beneficiary; or
    b the date on which the annuitant would have attained age 70 1/2, in the case of a spouse beneficiary; and
3. the plan provides equal or substantially equal payments over a period which does not exceed the life of the beneficiary or the life expectancy of the beneficiary, or in the case of a non-spouse beneficiary of a Section 457 plan, payments do not exceed a period of 15 years.

In this event, the reference to "annuitant" in the annuity payment plans section will apply to the beneficiary.

To whom are the death benefits payable?

Benefits will be paid equally to all primary beneficiaries surviving the annuitant. If none survive, proceeds will be paid equally to all contingent beneficiaries surviving the annuitant. If no beneficiary survives the annuitant, we will pay the benefits to you, if living, otherwise to your estate.

Who is the beneficiary?

Beneficiaries are those you name, in a form satisfactory to us, to receive the benefits of this contract if the owner or annuitant die while this contract is in force. You may change the beneficiary as provided below. If the beneficiary has been changed, we will pay any benefits in accordance with your last change of beneficiary request.

How do you change the beneficiary?

You may change the beneficiary any time while the annuitant is living by satisfactory written request to us. Once the change is recorded by us, it will take effect as of the date of your request, subject to any action taken or payment made by us before the recording.

What are the rights of the beneficiary?

If the death benefit under this contract becomes payable to a beneficiary (payee) under an Annuity Payment Plan, that payee shall have the right to name a beneficiary. Any such request from the payee must be made on a form satisfactory to us.

What is the spouse's option to continue this contract?

If the annuitant's death occurs before the settlement date and before the annuitant's age 70 1/2, the annuitant's spouse, if designated as sole beneficiary, may elect in writing to postpone receipt of the death benefit and instead continue this contract in force. The election by the spouse must be made within 60 days after we receive due proof of death. The contract may be continued in force only until the date on which the annuitant would have attained age 70 1/2. Any annuity payment plan later elected by the spouse must provide amounts calculated in accordance with the Code.

What if the annuitant dies after settlement?

If the annuitant dies after settlement, the amount payable, if any, will be as provided in the annuity payment plan then in effect.

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==================================
Purchase Payment
==================================


What is the purchase payment for this contract?

The purchase payment for this contract is shown under contract data. It is payable to us on or before the date we deliver this contract. It must be paid or mailed to us at our corporate office or to an authorized agent.

Is there a limit on elective deferrals?

Elective deferrals made under the contract may not exceed the annual limit on elective deferrals as provided in the Code.

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==================================
Accumulation Value,
==================================
Cash Surrender Value,
==================================
Market Adjusted Value
==================================

How is the accumulation value determined?

On the contract date, the accumulation value of this contract is the purchase payment. Thereafter, interest accrues from day to day for the guarantee period at the rate shown under contract data. This rate represents an effective annual yield. At no time while the contract is in force shall interest accrue at a rate less than 3% compounded annually. The accumulation value will be adjusted for any amounts surrendered.

Are there premium tax charges?

We reserve the right to deduct an amount from the accumulation value of this contract at the time that any applicable premium taxes not previously deducted are payable.

If a tax is payable at the time of your purchase payment and we choose to not deduct it at that time, we further reserve the right to deduct it at a later date.

How are renewal guarantee periods determined?

At the end of any guarantee period, a renewal guarantee period will begin. We will notify you in writing 45 days before the renewal guarantee period. Each renewal guarantee period will be one year unless you elect a different length from those offered at the time. We must receive your written request at least 15 days before the renewal date. The renewal guarantee period may never extend beyond the settlement date.

The accumulation value on the renewal date will be equal to the accumulation value at the end of the guarantee period just ending. This value will earn interest at the renewal guarantee rate. Upon written request, within 45 days of the renewal guarantee period, we will notify you of the renewal guarantee rate then in effect for contracts renewing at that time. The actual renewal guarantee rate will be determined on the renewal date.

What is the market adjusted value and how is it determined?

The market adjusted value is the accumulation value on any date before the end of the current guarantee period adjusted by a formula. The formula adjustment reflects the relationship between:

1. the interest rate we are then crediting for new contract sales and renewals (Form 30485) for the time remaining in your contract's current guarantee period; and

2. the guaranteed interest rate applicable to your contract's current guarantee period.

The market adjusted value may be more or less than the accumulation value.

The market adjusted value formula is as follows:

market adjusted value      =     renewal value
                              (1 + ic + .0025)(N + t)

where: renewal value       =   the accumulation value at the end of your current
                               guarantee period.

              N            =   the number of complete contract years to the end
                               of your guarantee period.

              t            =   the fraction of the contract year remaining to
                               the end of your contract year (for example, if 180 days remain in a 365 day contract year, t would be .493)

              ic             = the current rate offered for new contract sales
                               and renewals (Form 30485) for the number of years left in your guarantee period (straight line interpolation between whole year rates). If N is zero, ic is the rate for one year guarantee periods.

The market value adjustment is as follows:

market value adjustment =
 market adjusted value __ accumulation value

There will be no market value adjustment made on the last day of a guarantee period.

Can you request surrender of any amounts under this contract before settlement?

Yes. By written request to us and subject to the rules below you may:

1.  surrender this contract for the total cash surrender value;
2.  partially surrender this contract for a part of the cash surrender value.

How is the cash surrender value determined?

The cash surrender value is the market adjusted value. On the last day of a guarantee period, the cash surrender value is the accumulation value.

What are the rules for a surrender or partial surrender?

The amount surrendered and any applicable market value adjustment will be deducted from the accumulation value of the contract on the date of surrender. You may surrender all or a portion of the cash surrender value. However, the accumulation value that remains after a partial surrender must be at least $2,000. Any partial surrender must be at least $250.

The surrender payment will normally be mailed to you within seven days of the receipt of your written request.

Upon surrender of this contract for the total cash surrender value, this contract will terminate. We may require that you return this contract to our corporate office before we pay the total cash surrender value.

What distributions are prohibited if your contract is a TSA?

To meet the requirements of Section 403(b) of the Code, unless otherwise provided in the Code, no amounts may be distributed unless you have:

1.  attained age 59-1/2; or
2.  separated from service; or
3.  died; or
4.  become disabled (as defined in Section 72(m)(7) of the Code); or
5. encountered hardship (within the meaning of Section 401(k) of the Code); and then only such amounts as the Code may provide.

We will require satisfactory written proof of the event(s) in items 1 through 5 above prior to any distribution from the contract.

Can we delay or suspend payment of a partial or full surrender?

We may defer payment of any partial or full surrender for a period not to exceed 6 months from the date we receive your surrender request or the period permitted by state insurance law, if less. If we defer payment more than 30 days, we will pay annual interest of at least 3% on the amount deferred.

Will you receive information about your contract values?

Yes. At least once a year we will send you a statement showing both the accumulation value and the cash surrender value of this contract. The statement will specify the market value adjustment used to determine the cash surrender value. This statement will be based on any laws or regulations that apply.

We will also notify you 45 days before the end of a guarantee period concerning renewal periods available and your right to surrender without a market value adjustment on the last day of your guarantee period.

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==================================
Annuity Payment Plans
==================================

When will annuity payments begin?

The first payment will be made as of the settlement date. Before payments begin, we will require satisfactory proof that the annuitant is alive. We may also require that you exchange this contract for a supplemental contract which provides the annuity payments.

Can you change the settlement date?

Yes. Tell us the new date by written request. If you select a new date, it must be at least 30 days after we receive your written request at our corporate office.

The settlement date cannot be later than the later of:

1. April 1 following the calendar year in which the annuitant attains age 70 1/2; or

2. except for 5% owners, if later, April 1 following the calendar year in which the annuitant retires; or

3. such other date which satisfies the minimum distribution requirements under the Internal Revenue Code of 1986, as amended, its regulations and/or promulgations by the Internal Revenue Service; or

4. such other date as agreed upon by us.

Notwithstanding either of the above, the settlement date cannot be later than the later of:

1.  the contract anniversary nearest the annuitant's 85th birthday; or

2. the 10th contract anniversary.

What are the annuity payment plans?

There are different ways to receive annuity payments. We call these plans.

Plan A - This provides monthly annuity payments for the lifetime of the annuitant. No payments will be made after the annuitant dies.

Plan B - This provides monthly annuity payments for the lifetime of the annuitant with a guarantee by us that payments will be made for a period of at least five, ten, or fifteen years.
You must select the guaranteed period.

Plan C - This provides monthly annuity payments for the lifetime of the annuitant with a guarantee by us that payments will be made for a certain number of months. We determine the number of months by dividing the market adjusted value applied under this plan by the amount of the monthly annuity payment.

Plan D - We call this a joint and survivor life annuity. Monthly payments will be paid for the lifetime of the annuitant and a joint annuitant. When either the annuitant or joint annuitant dies, we will continue to make monthly payments for the lifetime of the survivor. No payments will be paid after the death of both the annuitant and joint annuitant.

Plan E - This provides monthly fixed dollar annuity payments for a period of years. The period of years may be no less than 10 nor more than 30.

What are the requirements for selecting a plan?

You may elect by written notice to us at any time at least 30 days prior to the settlement date, to have the market adjusted value applied on the settlement date to provide:

1. a lump-sum payment as a result of a total surrender as provided under cash surrender value provision of this contract; or

2. one of the annuity payment plans shown herein. Amounts payable under any such annuity payment plan will be calculated in accordance with the Code. Any such annuity payment plan must be provided:

    a. in equal or substantially equal payments over a period no longer than the life of the annuitant or the lives of the annuitant and a joint annuitant; or

    b. in equal or substantially equal payments over a period which does not exceed the life expectancy of the annuitant , or the life expectancy of the annuitant and a joint annuitant; and

    c. any annuity payment plan selected must also meet the incidental death benefit requirements under the Code.

If at least 30 days before the settlement date we have not received at our corporate office your written request to select a plan, we will make payments according to Plan B with payments guaranteed for 10 years, unless otherwise required by the Code.

If the amount to be applied to a plan is not at least $2,000, or if payments are to be made to other than a natural person, we have the right to make a lump-sum payment of the cash surrender value.

How will payments be made?

Payments will be made by us by check. The check must be personally endorsed by the payee or payees as well as the annuitant (or joint annuitant under Plan D). If the annuitant or joint annuitant does not endorse the check, other evidence must be furnished to show that the annuitant or joint annuitant is still alive.

Can I delay distributions at settlement?

When you are eligible to receive a distribution from your contract, you may be able to have all or a portion of that distribution paid in a "direct rollover." A direct rollover means that, instead of paying you, we will make your payment directly to an individual retirement account or annuity (IRA, as defined in Section 408 of the Code) or to another Code Section 403(b) contract or custodial account that accepts direct rollovers. If you choose a direct rollover, you will not be taxed on your distribution until you later take it out of the IRA or 403(b) plan. However, you will be subject to any applicable charges under your contract at the time of the distribution.

Do all distributions qualify for direct rollover?

Only an "eligible rollover distribution" (as defined in Code Section 402(c)) may be paid as a direct rollover. In general, eligible rollover distributions DO NOT include any payment that is part of a series of equal or almost equal payments made at least once a year over:

     - your life or life expectancy;

     - the life or life expectancies of you and your beneficiary; or

     - for a period of ten years or more.

Also, required minimum distributions made beginning in the year you retire or reach age 70-1/2, as applicable, are not "eligible rollover distributions" available for direct rollover.

Are eligible rollover distributions available for alternate payees or beneficiaries?

The rules outlined above apply to your former spouse who is an "alternate payee" under a "qualified domestic relations order" (as defined in Code Section 414(p)). A qualified domestic relations order is issued by a court, usually in connection with a divorce or legal separation.

A beneficiary who is your surviving spouse may elect to have an eligible rollover distribution directly rolled over into an IRA, but not into another 403(b) plan.

A distribution to a non-spouse is not an eligible rollover distribution.

--------------------------------------------------------------------------------

==================================
Table of Settlement Rates
==================================

What will be the amount of the monthly annuity payments?

If the settlement date is the last day of a guarantee period, the amount applied to provide a payment will be the accumulation value on that date. The market adjusted value is applied if the settlement date is not the last day of a guarantee period. The amount applied to provide a payment will be the accumulation value on the settlement date. The amount of each monthly annuity payment for each $1,000 applied under any payment plan will be based on our Table of Settlement Rates in effect at the time of the first payment. The amounts will not be less than those shown in the table below.

The amount of such payments under plans A, B, and C will depend on the adjusted age of the annuitant on the settlement date. The amount of such payments under plan D will depend on the adjusted age of the annuitant and the joint annuitant on the settlement date. Adjusted age means the age on the annuitant's nearest birthday minus an "adjustment" based on the calendar year of the birth of the annuitant as follows:

Calendar                     Calendar
Year of                      Year of
Annuitant's         Adjust-  Annuitant's         Adjust-
Birth                ment    Birth                ment
-----                ----    -----                ----
Prior to 1920         0      1945 through 1949     6
1920 through 1924     1      1950 through 1959     7
1925 through 1929     2      1960 through 1969     8
1930 through 1934     3      1970 through 1979     9
1935 through 1939     4      1980 through 1989     10
1940 through 1944     5      After 1989            11

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


Amount of Each Monthly Annuity Payment Per $1,000 Applied
---------------------------------------------------------------------------------------------------
       Plan A                Plan B                Plan C             Plan D - Joint and Survivor
                                                                      Adjusted Age of Joint Annuitant
---------------------------------------------------------------------------------------------------
Adj.   Life      5 Years    10 Years   15 Years    With                 Adj.  10 Years     5 Years     Same       5 Years
     10 Years
Age*  Income     Certain     Certain    Certain   Refund      Age*    Younger    Younger     Age       Older       Older
--------------------------------------------------------------------------------------------------------------------------
55     4.25        4.25       4.22       4.18       4.10       55      3.47      3.62       3.77       3.90       4.01
60     4.72        4.70       4.66       4.57       4.48       60      3.71      3.90       4.10       4.28       4.42
65     5.35        5.32       5.22       5.05       4.97       65      4.01      4.28       4.54       4.79       4.99
66     5.51        5.47       5.36       5.16       5.08       66      4.08      4.36       4.65       4.91       5.13
67     5.67        5.63       5.50       5.26       5.20       67      4.16      4.46       4.76       5.04       5.28
68     5.85        5.80       5.65       5.37       5.33       68      4.24      4.56       4.89       5.19       5.43
69     6.04        5.98       5.80       5.49       5.47       69      4.33      4.67       5.02       5.34       5.61
70     6.25        6.18       5.96       5.60       5.61       70      4.42      4.79       5.16       5.51       5.79
71     6.47        6.39       6.14       5.71       5.76       71      4.52      4.91       5.31       5.69       5.99
72     6.71        6.62       6.31       5.83       5.93       72      4.63      5.04       5.48       5.88       6.20
73     6.97        6.86       6.50       5.94       6.10       73      4.74      5.19       5.66       6.09       6.43
74     7.26        7.12       6.69       6.04       6.28       74      4.86      5.34       5.85       6.32       6.68
75     7.56        7.39       6.89       6.14       6.48       75      4.99      5.51       6.06       6.56       6.96
76     7.90        7.69       7.09       6.24       6.68       76      5.13      5.69       6.28       6.82       7.25
77     8.26        8.01       7.29       6.33       6.90       77      5.28      5.88       6.52       7.11       7.56
78     8.65        8.34       7.49       6.41       7.13       78      5.43      6.09       6.78       7.42       7.90
79     9.07        8.69       7.69       6.48       7.38       79      5.61      6.32       7.07       7.75       8.27
80     9.53        9.07       7.89       6.55       7.64       80      5.79      6.56       7.38       8.11       8.67
81    10.03        9.46       8.08       6.61       7.91       81      5.99      6.82       7.71       8.50       9.09
82    10.57        9.87       8.26       6.66       8.21       82      6.20      7.11       8.07       8.92       9.55
83    11.16       10.30       8.43       6.70       8.51       83      6.43      7.42       8.45       9.37      10.04
84    11.79       10.74       8.59       6.74       8.83       84      6.68      7.75       8.87       9.86      10.57
85    12.48       11.19       8.74       6.77       9.18       85      6.96      8.11       9.32      10.38      11.14
90    16.68       13.42       9.26       6.85      11.11       90      8.67     10.38      12.09      13.50      14.67

------------------------------------------------------------------------------
*Adjusted                   age                  of                   annuitant.
-------------------------------------------------------------------------------
The table above is based on the "1983  Individual  Annuitant  Mortality Table A"
assuming an interest rate of 3% per year compounded  annually.  Settlement rates for any age not shown above, will be calculated on the same basis as those rates shown in the table  above.  Such rates  will be  furnished  by us upon  request.
Amounts shown in the Table below are based on an assumed interest rate of 3% per year compounded annually.

--------------------------------------------------------------------------------------------------
Plan E Dollar Amount of Each Monthly Fixed Dollar Annuity Payment Per $1,000 Applied
--------------------------------------------------------------------------------------------------
              Years         Monthly        Years          Monthly         Years         Monthly
              Payable       Payment        Payable        Payment         Payable       Payment
              -------       -------        -------        -------         -------       -------
                10            $9.61          17            $6.23            24            $4.84
                11             8.86          18             5.96            25             4.71
                12             8.24          19             5.73            26             4.59
                13             7.71          20             5.51            27             4.47
                14             7.26          21             5.32            28             4.37
                15             6.87          22             5.15            29             4.27
                16             6.53          23             4.99            30             4.18
---------------------------------------------------------------------------------------------------